Exhibit 16.1

April 30, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read Enlivex Therapeutics Ltd. statements pertaining to our firm included under Item 16F of its Form 20-F filed on April 30, 2019 and we agree with such statements concerning our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer,

A member of Ernst & Young Global